SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 2.02.         Results of Operations and Financial Conditions

On February 12, 2007, priceline.com announced its financial results for the 4th quarter and year-ended December 31, 2006.  A copy of priceline.com’s consolidated balance sheet at December 31, 2006 and consolidated statement of operations for the three and twelve months ended December 31, 2006 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2006 and consolidated statement of operations for the three and twelve months ended December 31, 2006 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.         Regulation FD Disclosure

On February 12, 2007, priceline.com announced its financial results for the fiscal quarter and year-ended December 31, 2006.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

During its earnings conference call, priceline.com noted that Priceline Europe’s gross travel bookings growth rate in the 4th quarter 2006 had slowed from the previous quarter, but that Priceline Europe’s growth rate in each of November and December 2006 exceeded its October 2006 growth rate.  The company also noted that Priceline Europe’s agency revenues in the 4th quarter 2006 were $47.4 million.  The company explained that the increase in “merchant” gross travel bookings in the 4th quarter 2006 compared to the 3rd quarter 2006 was attributable to strong growth in retail hotel merchant room night sales and growth in unit sales of the company’s opaque air, hotel and rental car services. The company noted that the 4th quarter 2006 growth in net income compared to prior quarters in 2006 was driven by a “more balanced” contribution of earnings growth from the company’s domestic and European businesses.  The company explained that during the 4th quarter 2006 it experienced a change in the mix of its domestic business, with greater contribution than it expected from its higher margin merchant services and less contribution than it expected from its retail agency services.  This change in the mix of the business towards the company’s merchant services — which are reported on a “gross basis” — led to an approximately 28% year-over-year increase in 4th quarter 2006 revenues.

Priceline.com stated that in the 4th quarter 2006 it had approximately $32 million in net cash from operating activities (for a total of approximately $112 million for the full-year ended December 31, 2006) and total capital expenditures of approximately $3.2 million.

With respect to 2007 guidance, priceline.com announced that it expected consolidated advertising expenses of approximately $43.5 to $46.5 million in the 1st quarter 2007 and expected approximately 70-75% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2007 would be between $11 and $12 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $17.5 to $18.5 million in the 1st quarter 2007.  With respect to 1st quarter 2007, priceline.com stated it estimated that general and administrative expenses would be approximately $8.0 to $8.5 million, information technology expenses would be approximately $3.0 to $3.2 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $2.9 million.  Priceline.com said it expected an aggregate expense of approximately $2.6 million in the 1st quarter 2007 associated with “net” interest income, foreign exchange expense, equity in income of Priceline Mortgage and minority interest expense.  Priceline.com estimated that it would have cash income tax expense of approximately

$1.0 million in the 1st quarter 2007 comprised of alternative minimum tax in the United States and additional income taxes in Europe.

With respect to GAAP financial results, the company said it expected to report between a GAAP net loss of approximately $0.06 per diluted share and GAAP net income of approximately $0.03 per diluted share in the 1st quarter 2007 and GAAP net income between $1.35 to $1.65 per diluted share for full-year 2007.  In discussing its guidance, the company emphasized that, while Priceline Europe had delivered to date substantially ahead of the company’s expectations, it was likely that Priceline Europe’s annualized growth rates would decline as its performance was compared to stronger 1st quarter 2006 and full-year 2006 results.

The company noted that its financial guidance was based upon a current diluted share count of approximately 40.3 million shares for the 1st quarter 2007 and approximately 40.6 million shares for the full-year 2007. Those estimated share counts are based upon a February 12th closing stock price of $ 45.93. The company emphasized, as it had on its prior earnings conference call, that the calculation of diluted shares outstanding — and, as a result, the calculation of net income per diluted share — could be materially affected by the trading levels of its stock.  The company explained that if priceline.com stock traded above the conversion prices in the company’s outstanding convertible notes, the company’s diluted share count would increase by the net number of shares that would become issuable to the holders of the company’s outstanding convertible notes and, as a consequence, have a dilutive impact on net income per share.  The company noted that at a stock price of $40 per share, the company’s diluted share count would be approximately 39.9 million, at $50 per share, its diluted share count would be approximately 41.0 million and that at $60 per share its diluted share count would be approximately 43.1 million.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2007.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Annual Report Report on Form 10-K for the twelve months ended December 31, 2006 to be filed with the Securities and Exchange Commission on or about March 1, 2007.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement and information about forward-looking statements), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 12, 2007 relating to, among other things, its 4th quarter and year-end 2006 earnings. The consolidated balance sheet at December 31, 2006 and consolidated statement of operations for the three and twelve months ended December 31, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: President and Chief Executive Officer

Date:  February 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 12, 2007 relating to, among other things, its 4th quarter and year-end 2006 earnings. The consolidated balance sheet at December 31, 2006 and consolidated statement of operations for the three and twelve months ended December 31, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”